Exhibit 99.1

Collegium Provides 2020 Financial Guidance

– Xtampza® ER Revenues Expected in the Range of $150.0 Million to $160.0 Million for 2020 –

STOUGHTON, Mass., Jan. 7, 2020 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a specialty pharmaceutical company committed to being the leader in responsible pain management, today provided full-year 2020 guidance for Xtampza® ER product revenues, Nucynta® franchise product revenues and total operating expenses.

“In 2020, Xtampza ER is well-positioned for the next stage of growth driven by the 15 new exclusive extended-release oxycodone formulary wins covering more than 35 million lives that took effect on January 1, 2020,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “Xtampza ER growth, as well as a commitment to leverage our existing cost structure, will drive Collegium to profitability in 2020.”

Financial Guidance for 2020

•	Xtampza ER revenues are expected in the range of $150.0 million to $160.0 million.
•	Nucynta franchise revenues are expected in the range of $170.0 million to $180.0 million.
•	Total operating expenses are expected in the range of $130.0 million to $140.0 million.

About Collegium Pharmaceutical, Inc.

Collegium is a specialty pharmaceutical company committed to being the leader in responsible pain management. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the company’s website at www.collegiumpharma.com.

About Xtampza ER

Xtampza® ER is Collegium’s first product utilizing the DETERx technology platform. Xtampza ER is an abuse-deterrent, extended-release, oral formulation of oxycodone approved by the FDA for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate.

About Nucynta ER

Nucynta® ER is an extended-release formulation of tapentadol. Tapentadol is a centrally acting synthetic analgesic. Nucynta ER is approved by the FDA for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. Nucynta ER is also approved by the FDA for neuropathic pain associated with diabetic peripheral neuropathy severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate.

About Nucynta

Nucynta® is an immediate release formulation of tapentadol indicated for the management of acute pain severe enough to require an opioid analgesic. Tapentadol is a centrally acting synthetic analgesic.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding financial guidance for Xtampza ER and Nucynta Franchise revenues, total operating expenses, current and future market opportunities for our products and our assumptions related thereto. Such statements are subject to numerous important factors, risks and uncertainties that may cause our future results, performance, or achievements to differ materially from the company's current expectations. Management's expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including our ability to obtain and maintain regulatory approval of our products and product candidates; our ability to effectively commercialize in-licensed products and manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the outcome of any patent infringement or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P. and Teva Pharmaceuticals USA, Inc.; the outcome of any governmental investigation related to the manufacture, marketing and sale of opioid medications; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and product candidates and manufacture adequate supplies of our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and in other reports which we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Alex Dasalla
adasalla@collegiumpharma.com